UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Nexeo Solutions Holdings, LLC (the “Company”) hereby files this amendment to the Form 8-K filed by the Company on November 16, 2012 to include additional disclosure under Item 5.02 regarding a one-time grant of Series B Units to certain members of management. The disclosure under Item 5.02 in the previous report is not affected by this amendment on Form 8-K/A and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On December 17, 2012, the Compensation Committee of the Board of Directors of the Company approved a threshold valuation of $1.10 per Series B Unit. The grant date value of the Series B Units awarded to certain members of management are set forth below:

Series B Unit Grants

Name	Title	Series B Units	Grant Date Value

Lisa P. Britt	Executive Vice President and Chief Human Resources Officer	250,000	$275,000

Ross J. Crane	Executive Vice President, Chief Financial Officer and Assistant Treasurer	400,000	$440,000

David L. Chapman	Executive Vice President and Chief Information Officer	250,000	$275,000

Michael B. Farnell, Jr.	Executive Vice President, Chief Legal Officer, Secretary and Assistant Treasurer	100,000	$110,000

The Series B Unit grants were made on December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: December 20, 2012